Exhibit 10.18(i)

FIRST AMENDMENT
OF THE
NORTHERN TRUST CORPORATION
EXECUTIVE FINANCIAL CONSULTING AND
TAX PREPARATION SERVICES PLAN
(As Amended and Restated Effective January 1, 2008)

WHEREAS, Northern Trust Corporation (the “Corporation”) maintains the Northern Trust Corporation Executive Financial Consulting and Tax Preparation Service Plan (As Amended and Restated Effective January 1, 2008) (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Corporation under Section 5.1 of the Plan, the Plan is hereby amended by deleting Section 2.3 of the Plan in its entirety and substituting the following therefor:

“2.3    Initial Year of Eligibility. Anything in the Plan to the contrary notwithstanding, an employee of the Company who first becomes eligible to participate in the Plan pursuant to Section 2.1 on or after January 1 of any Plan Year shall be eligible to participate in the Plan in such Plan Year effective on the date of such employee’s hire or promotion in accordance with Section 2.1. In order to be eligible to receive Plan Benefits in that Plan Year, such Participant must complete and return to the Company an annual enrollment form provided by the Company, by which the Participant elects to utilize Benefits under the Plan. Such Participant must complete and return such enrollment form to the Company on or before the 30th calendar day following the date the Participant becomes eligible to participate in the Plan.”

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf this 3rd day of October, 2017 effective on the date this amendment is executed.

NORTHERN TRUST CORPORATION

By: /s/ Kathryn A. O’Neill
Name:    Kathryn A. O’Neill
Title:    Senior Vice President, Compensation,
Benefits and Global Mobility